As filed with the Securities and Exchange Commission on September 5, 2023.

Registration No. 333-269778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

AMENDMENT NO. 5
TO
FORM S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

__________________________________________

FALCON’S BEYOND GLOBAL, INC.
(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	7999	92-0261853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6996 Piazza Grande Avenue, Suite 301
Orlando, FL 32835
(407) 909-9350
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Cecil D. Magpuri
Chief Executive Officer
6996 Piazza Grande Avenue, Suite 301
Orlando, FL 32835
(407) 909-9350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to

Joel L. Rubinstein Jonathan P. Rochwarger James Jian Hu White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Andrew L. Fabens Stefan G. dePozsgay Evan D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Tel: (212) 351-4000

__________________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Falcon’s Beyond Global, Inc. is filing this Amendment No. 5 to its Registration Statement on Form S-4 (File No. 333-269778) as an exhibits-only filing solely for the purpose of filing an executed copy of Exhibit 10.28. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 21.     Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit No	Exhibit
2.1†**

Amended and Restated Agreement and Plan of Merger, dated January 31, 2023, as amended on June 25, 2023, July 7, 2023 and September 1, 2023 by and among FAST Acquisition Corp. II, Falcon’s Beyond Global, LLC, Falcon’s Beyond Global, Inc. and Palm Merger Sub, LLC (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).

3.1**	Form of Amended and Restated Certificate of Incorporation of Falcon’s Beyond Global, Inc. (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B).
3.2**	Form of Amended and Restated Bylaws of Falcon’s Beyond Global, Inc. (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex C).
4.1**	Specimen Class A Common Stock Certificate of Falcon’s Beyond Global, Inc.
4.2**

Form of Certificate of Designation of 8% Series A Cumulative Convertible Preferred Stock of Falcon’s Beyond Global, Inc. (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex D).

4.3**

Warrant Agreement, dated March 15, 2021, by and between FAST Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 filed with FAST Acquisition Corp. II’s Form 8-K filed by FAST Acquisition Corp. II on March 19, 2021).

5.1**	Opinion of White & Case LLP as to the validity of the securities being registered.
8.1**	Tax Opinion of Gibson, Dunn & Crutcher LLP.
10.1**	Form of Tax Receivable Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex F).
10.2**	Form of New Registration Rights Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex G).
10.3**

Sponsor Support Agreement, dated as of July 11, 2022, by and among FAST Acquisition Corp. II, FAST Sponsor II LLC, and the other parties thereto (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex H).

10.4**

Sponsor Lock-Up Agreement, dated as of July 11, 2022, by and among FAST Acquisition Corp. II, FAST Sponsor II LLC, and the other parties thereto (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex I).

10.5**

Subscription Agreement, dated as of July 11, 2022, by and among Falcon’s Beyond Global, LLC and Infinite Acquisitions, LLLP (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex J).

10.6**	Form of Company Members Support Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex E).
10.7**	Form of Company Member Lock-Up Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex K).
10.8†**	Joint Venture and Shareholders Agreement, dated December 13, 2012, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.
10.9†**	First Amendment to Joint Venture and Shareholders Agreement, dated June 28, 2013, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.
10.10†**	Second Amendment to Joint Venture and Shareholders Agreement, dated January 29, 2014, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.
10.11**	Third Amendment to Joint Venture and Shareholders Agreement, dated May 10, 2014, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.
10.12**	Fourth Amendment to Joint Venture and Shareholders Agreement, dated November 25, 2015, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.
10.13**	Fifth Amendment to Joint Venture and Shareholders Agreement, dated July 15, 2016, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.
10.14**	Sixth Amendment to Joint Venture and Shareholders Agreement, dated December 12, 2016, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A.

II-1

Exhibit No	Exhibit
10.15†**	Joint Venture and Shareholders Agreement, dated June 26, 2019, by and between Fun Stuff, S.L. and Meliá Hotels International, S.A.
10.16**	Subscription Agreement, dated as of May 10, 2023, by and between Falcon’s Beyond Global, LLC and Infinite Acquisitions, LLLP
10.17†**	Leisure and Entertainment Services Agreement, dated December 13, 2012, by and between Katmandu Collections, LLLP and Producciones de Parques, S.L.
10.18†**	Leisure and Commercial Services Agreement, dated June 26, 2019, by and between Katmandu Collections, LLLP and Sierra Parima, S.A.
10.19†#**	House Quest Attraction Hardware Sales Agreement, dated June 20, 2022, by and between Sierra Parima, S.A.S. and Falcon’s Treehouse National, LLC.
10.20#**	Amendment No. 1 to House Quest Attraction Hardware Sales Agreement, dated May 9, 2023, by and between Sierra Parima, S.A.S. and Falcon’s Treehouse National, LLC
10.21†#**	Attraction Hardware Sales Agreement, dated November 17, 2021, by and between Sierra Parima, S.A.S. and Falcon’s Treehouse National, LLC.
10.22**	First Amendment to Subscription Agreement, dated as of June 23, 2023, by and between Falcon’s Beyond Global, LLC and Infinite Acquisitions LLLP.
10.23**	Credit Agreement, dated December 30, 2021, by and between Falcon’s Beyond Global, LLC and Infinite Acquisitions LLLP (formerly Katmandu Collections, LLLP).
10.24**	Amendment to Credit Agreement, dated June 23, 2023, by and among Infinite Acquisitions, LLLP (formerly Katmandu Collections, LLLP), Falcon’s Beyond Global, LLC and Falcon’s Beyond Global, Inc.
10.25**	Form of Exchange Agreement by and between the Holders of Debt thereunder and Falcon’s Beyond Global, Inc. (attached as Exhibit A to Exhibit 10.24 to this registration statement).
10.26**	Form of Contribution Agreement by and between Falcon’s Beyond Global, Inc. and Falcon’s Beyond Global, LLC.
10.27†**	Subscription Agreement, dated as of July 27, 2023, by and between Falcon’s Beyond Global, LLC and QIC Delaware, Inc.
10.28†	Third Amended and Restated Limited Liability Company Agreement, by and between Qiddiya Investment Company and Falcon’s Beyond Global, LLC.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Deloitte & Touche LLP.
23.3**	Consent of Deloitte, S.L.
23.4**	Consent of Deloitte RD, S.R.L.
23.5**	Consent of White & Case LLP (included in Exhibit 5.1 hereto).
23.6**	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney (included on signature page to this registration statement).
99.1**	Form of Proxy Card.
99.2**	Initial Opinion of Opportune (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex L).
99.3**	Updated Opinion of Opportune (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex M).
99.4**	Consent of L. Scott Demerau to be Named as a Director.
99.5**	Consent of Sandy Beall to be Named as a Director.
99.6**	Consent of Doug Jacob to be Named as a Director.
99.7**	Consent of Jarrett T. Bostwick to be Named as a Director.
99.8**	Consent of Opportune Partners LLC.
107**	Filing Fee Table.

____________

**      Previously filed.

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#        The Registrant has redacted provisions or terms of this exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 5th day of September, 2023.

FALCON’S BEYOND GLOBAL, INC.
By:	/s/ Cecil D. Magpuri
	Name:	Cecil D. Magpuri
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Cecil D. Magpuri	Chief Executive Officer and Director	September 5, 2023
Cecil D. Magpuri	(Principal Executive Officer)
*	Chief Financial Officer	September 5, 2023
Joanne Merrill	(Principal Financial Officer and Principal Accounting Officer)
*By:	/s/ Cecil D. Magpuri, Attorney-in-Fact	September 5, 2023

II-3